Exhibit 1.1

MYNARIC AG

[●] American Depositary Shares Representing [●] Ordinary Shares

UNDERWRITING AGREEMENT

[Insert date]

CREDIT SUISSE SECURITIES (USA) LLC

JEFFERIES LLC

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Jefferies LLC

520 Madison Avenue

New York, N.Y. 10022

QUIRIN PRIVATBANK AG

Kurfuerstendamm 119

10711 Berlin

Germany

Ladies and Gentlemen:

1.    Introductory. Mynaric AG, a stock corporation (Aktiengesellschaft) under the laws of the Federal Republic of Germany (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters [●] American Depositary Shares (the “Firm ADSs”), representing [●] ordinary bearer shares (no-par value shares) with a pro rata amount of the share capital attributable to each ordinary bearer share (auf die einzelne Aktie entfallender anteiliger Betrag des Grundkapitals) of €1.00 each of the Company (the “Ordinary Shares”) (such [●] Ordinary Shares being hereinafter referred to as the “Firm Shares”). The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [●] American Depositary Shares (“Optional ADS(s)”) representing [●] Ordinary Shares (the “Optional Shares”), as set forth below. The Firm Shares and the Optional Shares are herein collectively referred to as the “Shares”. The Firm ADSs and the Optional ADSs are herein collectively referred to as the “ADSs”. The Firm ADSs and the Firm Shares are herein collectively referred to as the “Firm Securities”. The Optional ADSs and the Optional Shares are herein collectively referred to as the “Optional Securities”. The Firm Securities and the Optional Securities are herein collectively referred to the “Offered Securities”.

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [●], 2021, among the Company, The Bank of New York Mellon, [Frankfurt branch] as depositary (the “Depositary”), and holders and beneficial owners of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive [●] Ordinary Shares deposited pursuant to the Deposit Agreement.

The subscription for the Firm Shares and the Optional Shares shall be effected by Quirin Privatbank AG (the “Settlement & Subscription Agent”) acting in its own name but for the account of the several Underwriters in accordance with the terms of this Agreement. For the avoidance of doubt, the Settlement & Subscription Agent shall not be a member of the syndicate of Underwriters named in Schedule A hereto.

2.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters and the Settlement & Subscription Agent that:

(a)    Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-260357) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed or may file with the Commission a Rule 462(b) registration statement covering the registration of the Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”. A registration statement on Form F-6 (No. 333-[●]) relating to the ADSs has been filed with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act, a registration statement (the “Exchange Act Registration Statement”) on Form 8-A (File No. 333-[●]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the ADSs.

As of the time of execution and delivery of this Agreement, each of the Initial Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. No order suspending the effectiveness of a Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Offered Securities has been initiated or threatened by the Commission. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement, the ADS Registration Statement (solely with respect to the ADSs) and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [●] [a/p]m (New York time) on the date of this Agreement.

“business day” shall mean a day on which each of the Nasdaq Stock Market and the Frankfurt Stock Exchange is open for trading.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” with (i) respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), (ii) with respect to the ADS Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission, and (iii) with respect to the Exchange Act Registration Statement, means the date and time as of which such Registration Statement is automatically effective pursuant to the Rules and Regulations. If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Additional Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and any Additional Registration Statement, after the filing thereof, are referred to collectively as, the “Registration Statements”, and each is individually referred to as, a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The New York Stock Exchange and The Nasdaq Stock Market LLC (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b)    Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the Additional Registration Statement (if any), and the ADS Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(c)    Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and of any post-effective amendment thereto and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d)    Emerging Growth Company Status. From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(e)    The Company is a “foreign private issuer” as defined in Rule 405.

(f)    General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, the preliminary prospectus, dated [●], 2021 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)    Testing-the-Waters Communication. The Company has not (i) alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Credit Suisse

Securities (USA) LLC (“Credit Suisse”) with entities that are qualified institutional buyers within the meaning of Rule 144A or institutions that are accredited investors within the meaning of Rule 501 or (ii) authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on the Company’s behalf in undertaking Testing-the-Waters Communications. The Company has not presented to any potential investors or otherwise distributed or approved for distribution any Written Testing-the-Waters Communication.

(i)    Good Standing of the Company. The Company has been duly organized and is validly existing as a stock corporation (Aktiengesellschaft) under the laws of the Federal Republic of Germany, duly registered with the commercial register of the local court of Munich (Handelsregister beim Amtsgericht München) (the “Commercial Register”), with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing (or equivalent status) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(j)    Subsidiaries. Each subsidiary of the Company, other than Mynaric Systems GmbH (the business operations of which were closed in 2021), has been duly incorporated or organized and is validly existing and in good standing (or equivalent status, as applicable) under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate or other, as applicable) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing (or equivalent status as applicable) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each such subsidiary owned by the Company, directly or through other subsidiaries of the Company, is owned free from liens, encumbrances and defects.

(k)    Offered Securities. The Offered Securities and all outstanding shares of capital stock of the Company have been duly authorized by the Company; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the implementation of the capital increase with respect to the Shares has been registered with the Commercial Register at the local court, and the Offered Securities have been delivered and paid for in accordance with this Agreement and the Deposit Agreement, as the case may be, on each Closing Date, the Shares will have been, validly issued, fully paid and nonassessable, will be freely transferable under the Company’s articles of association and under applicable German law, will have equal rights and be fully fungible with the outstanding shares of capital stock of the Company and the Offered Securities will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder of the Company. The Company has not made any prohibited repayments within the meaning of Section 57 AktG or has otherwise acted in violation of Section 57 AktG. The authorized capital used for the issuance of the Offered Securities (the “Authorized Capital”) has been duly and validly resolved by the annual shareholders’ meeting (Hauptversammlung) of the Company on May 14, 2021 and validly registered with the Commercial Register. There is no litigation pending to contest the shareholders’ resolution on the Authorized Capital (Anfechtungs- oder Nichtigkeitsklagen) or prevent a capital increase out of the Authorized Capital (Unterlassungs- oder Feststellungsklage). Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any “offer” (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(a) hereof, the General Disclosure Package and the Final Prospectus.

(l)    The ADSs. Upon (i) issuance by the Depositary of the ADSs against the deposit of Shares in respect thereof and (ii) due execution and delivery by the Depositary of ADRs evidencing ADSs against the deposit of Shares in respect thereof, in accordance with the provisions of the Deposit Agreement, such ADSs and ADRs will be duly and validly issued and the persons in whose names the ADSs and the ADRs, as applicable, are registered will be entitled to the rights specified therein and in the Deposit Agreement. The Deposit Agreement conforms, and the ADRs will conform, in all material respects to the descriptions thereof in each of the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Final Prospectus. The Shares may be freely deposited with the custodian pursuant to the Deposit Agreement against issuance by the Depositary of ADRs evidencing ADSs. The ADSs, when issued and delivered against payment thereof, will be freely transferable to or for the account of the several Underwriters and there are no restrictions on subsequent transfers of such ADSs under the laws of the Federal Republic of Germany or the United States.

(m)    No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package, the Final Prospectus and as contemplated by this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(n)    Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act. (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(l) hereof.

(o)    Listing. The ADSs have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance. The Company has complied with its obligations resulting from the inclusion of its existing shares in the regulated unofficial market (Freiverkehr) on the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) (the “Frankfurt Open Market”) and the inclusion in the sub-segment “Scale”, including, for the avoidance of doubt, any obligations under Regulation (EU) 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse (the “Market Abuse Regulation”) and other securities laws applicable due to such inclusion having been requested or approved by the Company.

(p)    Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (together, the “Transaction Agreements”) in connection with the offering, issuance and sale of the Offered Securities and issuance and deposit of the Shares against issuance by the Depositary of the ADSs and ADRs evidencing the ADSs, in each case except such as have been obtained or made and such as may be required under state securities laws or by the Financial Industry Regulatory Authority (“FINRA”).

(q)    Title to Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from all liens, charges, mortgages, pledges, security interests, claims, restrictions or encumbrances of any kind and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries hold all leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(r)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of each Transaction Agreement, the issuance and sale of the Offered Securities and the issuance and deposit of the Shares against issuance by the Depositary of the ADSs and ADRs evidencing the ADSs will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the articles of association or by-laws or similar organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) except for a Debt Repayment Triggering Event under the credit agreement entered into by the Company and three lenders on September 15, 2021 as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, with respect to clauses (ii) and (iii) above, for any such breach, violation or default that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the consummation of the transactions contemplated by this Agreement or a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s)    Absence of Existing Defaults and Conflicts. None of the Company or any of its subsidiaries is (i) in violation of its respective articles of association or by-laws or similar organizational documents; (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) above, for any such defaults or violation that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(t)    Authorization of Transaction Agreements. Each Transaction Agreement has been duly authorized, executed and delivered by the Company, the Company has the full right, power and authority to perform its obligations under each Transaction Agreement and, assuming due authorization, execution and delivery by each other party thereto, each Transaction Agreement will be a valid and legally binding agreement of the Company and each of its subsidiaries party thereto, enforceable against the Company and such subsidiaries in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(u)    Possession of Licenses and Permits. The Company and its subsidiaries possess all certificates, authorizations, franchises, licenses, permits, approvals, consents, orders, certifications and accreditations issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them. The Company and each of its subsidiaries is in compliance with the terms and conditions of all such Licenses and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(v)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is imminent and the Company and its subsidiaries are not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors that would, in either case, individually or in the aggregate, have a Material Adverse Effect.

(w)    Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by third parties challenging the Company’s or any of its subsidiaries’ rights in or to, or alleging the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by third parties challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by third parties alleging that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or in violation of the rights of any persons, except in each case covered by clauses (i) through (vi), such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(x)    Cybersecurity. (i) There has been no material security breach or incident, unauthorized processing, use, access or disclosure, or other compromise of or relating to the information technology and computer systems, networks, hardware, software, data (including personal data) or databases (including the data and information of customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology, in each case used or held for use in the business of the Company and its subsidiaries (each of the foregoing items, and all such items collectively, “IT Systems and Data”); (ii) none of the Company or any of its subsidiaries has been notified of, or has knowledge of, any material event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (iii) the IT Systems and Data used by the Company and its subsidiaries are sufficient for, and operate and perform in all material respects as required by, the operation of the businesses of the Company and its subsidiaries as now conducted and as proposed in the Registration Statements and the General Disclosure Package to be conducted; and (iv) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices.

(y)    Data Privacy. (i) None of the Company or any of its subsidiaries has notified or, as of the date hereof, plans to notify, either voluntarily or as required by any applicable laws or statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies or contractual obligations relating to the privacy and security of IT Systems and Data or the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification (collectively, “Privacy and Security Obligations”), any affected individual, any third party, any governmental or regulatory authority or any media organization of any breach or non-permitted use or disclosure of personal data of the Company and its subsidiaries; (ii) none of the Company or any of its subsidiaries does, or permits any third party to, sell, rent or otherwise make available to any third party any personal data, except in compliance with the applicable Privacy and Security Obligations; (iii) the Company and its subsidiaries have obtained all rights and licenses necessary to process personal data in the manner it is now processed thereby or by any third party on its behalf; (iv) there is no proceeding pending or threatened in writing against the Company or any of its subsidiaries alleging a violation of any Privacy and Security Obligations or any person’s right of privacy or publicity, and, to the knowledge of the Company, no valid basis exists for any such proceeding; (v) none of the Company or any of its subsidiaries has received any written communications from, or, to the knowledge of the Company, been the subject of any investigation by a data protection authority or any other governmental or regulatory authority, in each case regarding the Processing of Personal Data; and (vi) the execution, delivery and performance of the Transaction Agreements will not breach or otherwise cause any violation on the part of the Company or any of its subsidiaries of any applicable Privacy and Security Obligations. The Company and its subsidiaries have operated and currently operate their businesses in compliance, and maintain appropriate information security policies and procedures designed to ensure such compliance, in all material respects, with all Privacy and Security Obligations. The Company and its subsidiaries have ensured that all appropriate and material consents required by applicable Privacy and Security Obligations have been obtained from data subjects or other persons whose personal data is processed thereby. To the knowledge of the Company, the personal data processed by the Company and its subsidiaries can be used after the consummation of the transactions contemplated by this Agreement in a manner substantially the same as currently used by the Company and its subsidiaries.

(z)    Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) neither the Company nor any of its subsidiaries (A) is or has been in violation of any applicable foreign, federal, state or local statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement (including common law) relating to the pollution, protection or restoration of the environment, wildlife or natural resources; human health or safety (as relates to exposure to hazardous or toxic materials); or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, “Environmental Laws”), (B) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected release of any Hazardous Substance, (C) has received written notice of, or is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, (D) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (E) is or has been in violation of, or has failed to obtain and maintain, any permit, license, authorization, identification number or other approval required under applicable Environmental Laws; (ii) to the knowledge of the Company and its subsidiaries, there are no facts or circumstances that would reasonably be expected to result in any violation of or liability under any Environmental Law, including with respect to any Hazardous Substance, except in the case of clause (i) and (ii) above, for such matters as would not individually or in the aggregate have a Material Adverse Effect; and (iii) neither the Company nor any of its subsidiaries (A) is subject to any material pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries know any such proceeding is contemplated, (B) is aware of any material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries resulting from compliance with Environmental Laws, or (C) anticipates any material capital expenditures relating to any Environmental Laws. For purposes of this subsection, “Hazardous Substance” means (x) any pollutant, contaminant, petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls or toxic mold, and (y) any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance, in each case of this clause (y), that is regulated or which can give rise to liability under any Environmental Law.

(aa)    Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Business—Intellectual Property,” “Business—Legal Proceedings,” “Regulatory Environment,” “Management,” “Related Party Transactions,” “Description of Share Capital and Articles of Association,” “Description of American Depositary Shares,” “Exchange Controls and Limitations Affecting Shareholders,” “Shareholders” and “Enforcement of Civil Liabilities”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(bb)    Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any of its affiliates take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or to result in a violation of Regulation M under the Exchange Act and/or of Articles 14 and 15 of the Market Abuse Regulation and the respective delegated EU regulations, or any other applicable law prohibiting “insider trading” or “market abuse”. The Company is not aware of any non-public information concerning the Shares or the Company that is material or price-sensitive with respect to all other outstanding shares of capital stock of the Company that (i) constitutes inside information pursuant to the Market Abuse Regulation and (ii) is required to be published in accordance with Article 17(1) of the Market Abuse Regulation. As of the date hereof, the Company has not delayed the disclosure of inside information pursuant to Article 17 of the Market Abuse Regulation.

(cc)    Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package, the Final Prospectus or any Written Testing-the-Waters Communication is based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and such data agree with the sources on which they are based or from which they are derived.

(dd)    Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of Sarbanes-Oxley that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and the Company will take all necessary actions at the appropriate time to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act which will become applicable to the Company after the effectiveness of the Registration Statement.

(ee)    Internal Controls. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Upon consummation of the offering of the Offered Securities, the Internal Controls will be overseen by the Audit Committee (the “Audit Committee”) of the Company’s supervisory board (the “Board”) in accordance with Exchange Rules. Since the end of the Company’s most recent audited fiscal year, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no “significant deficiency” or “material weakness” (each, as defined in Rule 12b-2 of the Exchange Act) has been disclosed to Company’s supervisory board, and there has been no change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the U.S. federal securities laws and the Exchange Rules, or any matter which, if determined adversely, would, individually or in the aggregate, have a Material Adverse Effect.

(ff)    Absence of Accounting Issues. A member of the Audit Committee has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company that, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(gg)    Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect their respective properties or assets or the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the knowledge of the Company or any of its subsidiaries, contemplated.

(hh)    Financial Statements. The financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations, shareholders’ equity and cash flows for the periods shown, and such financial statements have been prepared in conformity with IFRS applied on a consistent basis and the schedules included in each Registration Statement present fairly the information required to be stated therein. All disclosures contained in each Registration Statement, the General Disclosure Package and the Final Prospectus regarding “non-GAAP” financial measures (as such term is defined in the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(ii)    Independent Accountants. KPMG AG Wirtschaftsprüfungsgesellschaft, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Laws.

(jj)    No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, or properties of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its subsidiaries, (iv) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, that is material to the Company or any of its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business and (vi) neither the Company nor any of its subsidiaries has sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(kk)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ll)    Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company or any of its subsidiaries that it is considering imposing) any condition (financial or otherwise) on the Company’s or any of its subsidiaries’ retaining any rating assigned thereto or to any securities of the Company or any of its subsidiaries or (ii) has indicated to the Company or any of its subsidiaries that it is considering any of the actions described in Section 7(c)(ii) hereof.

(mm)    PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

(nn)    Taxes. Except where the failure to file or the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no material tax deficiency has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries.

(oo)    Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for similarly sized companies in the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company will obtain or maintain directors’ and officers’ insurance in such amounts as is customary for an initial public offering.

(pp)    Government Contracts. No payment has been made by the Company or its subsidiaries, or by any person authorized to act on their behalf, to any person in connection with any contracts with any governmental or regulatory agency (“Government Contracts”), in violation of applicable procurement laws or regulations. The Company’s and its subsidiaries’ accounting and procurement systems with respect to Government Contracts are in compliance in all material respects with all applicable governmental regulations and requirements. With respect to each Government Contract: (i) the Company and each of its subsidiaries has complied with all material terms and conditions of such Government Contract, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) the Company and each of its subsidiaries has complied with all material requirements of applicable laws pertaining to such Government Contract; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct in all material respects as of their effective date, and the Company and each of its subsidiaries has complied in all material respects with all such representations and certifications; (iv) neither the United States government, any non-U.S. government nor any prime contractor, subcontractor or other person has notified the Company or any of its subsidiaries, that the Company or such subsidiary has breached or violated any applicable law, or any material certification, representation, clause, provision or requirement pertaining to such Government Contract; and (v) no termination for convenience, termination for default, cure notice or show cause notice is in effect as of the date hereof pertaining to any Government Contract. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers or, to the best knowledge of the Company, employees is (or during the last three (3) years has been) under administrative, civil or criminal investigation, or indictment or audit by any governmental authority with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract (other than routine audits in which no such irregularities, misstatements or omissions were identified). During the last three (3) years, neither the Company nor any of its subsidiaries has conducted or initiated any internal investigation or made a voluntary disclosure to the United States government or any non-U.S. government with respect to any alleged material irregularity, misstatement or omission arising under or relating to any Government Contract. There are no outstanding material claims against the Company or any of its subsidiaries by the United State government, any non-U.S. government or any prime contractor, subcontractor, vendor or third party, arising under or relating to any Government Contract. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any of its or the subsidiary’s directors, officers or employees is (or during the last three (3) years has been) suspended or debarred from doing business with the United States government or any non-U.S. government or is (or during such period was) the subject of a finding of non-responsibility or ineligibility for United States government contracting or any non-U.S. government contracting. There is no suit or investigation pending and, to the Company’s knowledge, no suit or investigation threatened against the Company or any of its subsidiaries with respect to any Government Contract.

(qq)    No Unlawful Payments. Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer or employee, nor, to the knowledge of the Company or any of its subsidiaries, any agent or other person acting on behalf of the Company or of any of its subsidiaries or affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Governmental Official”) to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Governmental Official or other person or entity. The Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(rr)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of the European Union, the Federal Republic of Germany and all other jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and its subsidiaries, threatened.

(ss)    Economic Sanctions. Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the knowledge of the Company or any of its subsidiaries, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: the subject or target of any U.S. sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Federal Republic of Germany, the Swiss Secretariat of Economic Affairs or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of any Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). The Company and its subsidiaries have not for the past five years knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions. For the avoidance of doubt, this representation is made to the extent it does not result in a violation of the Council Regulation (EC) No. 2271/96 of November 22, 1996, Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung – AWV) or any other similar and applicable anti-boycott law or regulation.

(tt)    Other Offerings. [The Company has not sold, issued or distributed any Ordinary Shares or American Depositary Shares representing Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than Ordinary Shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.]

(uu)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(vv)    Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(ww)    Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Offered Securities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xx)    Payments in Foreign Currency. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no approvals are currently required in the Federal Republic of Germany in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares and for the Depositary to distribute such dividends or other distributions to holders of the ADSs. Under current laws and regulations of the Federal Republic of Germany and any political subdivision thereof, any amount payable with respect to the Shares or the ADSs upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company and distributed by the Depositary in United States dollars or Euros and freely transferred out of the Federal Republic of Germany, and no such payments made to holders of Shares or ADSs therein who are non-residents of the Federal Republic of Germany will be subject to income, withholding or other taxes under laws and regulations of the Federal Republic of Germany or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Federal Republic of Germany or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Federal Republic of Germany or any political subdivision or taxing authority thereof or therein.

3.    Purchase, Sale and Delivery of Offered Securities.

(a)    On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule A hereto at a purchase price of $[●] per ADS (the “Purchase Price”). Further, each of the Underwriters agrees (i) to cause the Settlement & Subscription Agent, acting in its own name but for the account of the several Underwriters to subscribe, on the date hereof, for the Firm Shares at a price of €1.00 per Firm Share (the “Issue Price”) and (ii) to authorize and cause the Settlement & Subscription Agent to pre-fund the Issue Price for each of the subscribed Firm Shares by crediting as of the Subscription Date (as defined below) the Issue Price multiplied by the number of Firm Shares (the “Aggregate Issue Price”, and the number of Firm Shares multiplied by the Purchase Price less the Aggregate Issue Price, the “Excess Proceeds Amount”) into a special account of the Company opened at the Settlement & Subscription Agent in Germany (account number: 5990655600) (the “Capital Increase Account”), such account to be non-interest bearing and free of liens and charges (including negative interest). The Settlement & Subscription Agent shall, subject to the conditions set forth herein, (i) subscribe for the Firm Shares as set out above and (ii) transfer the Aggregate Issue Price to the Capital Increase Account on the date and for value hereof. Further, the Settlement & Subscription Agent shall, subject to the conditions set forth herein and the receipt of the corresponding payment from the Underwriters as set forth below, transfer the complete balance on the Capital Increase Account for the value of the First Closing Date to the bank account of the Company at [●] (the “Company’s Account”).

(i)    For purposes of registering the capital increase representing the Firm Shares (the “Capital Increase”) in the Commercial Register, the Settlement & Subscription Agent agrees to, subject to the conditions set forth herein and each by no later than 8:30 a.m. CET on November [●], 2021 (the “Subscription Date”), (i) deliver to the notary public [●] (the “Notary”), an executed subscription certificate (Zeichnungsschein) dated the Subscription Date in the form attached as Exhibit 1 hereto (the

“Subscription Certificate”), duly signed in duplicate form pursuant to Section 185 of the German Stock Corporation Act (Aktiengesetz or “AktG”) for the Firm Shares, such Subscription Certificate, in accordance with its terms, to expire at [11:59 p.m.] CET on November [●], 2021, unless the implementation (Durchführung) of the Capital Increase has been registered with the Commercial Register by such time, (ii) effect payment of the Aggregate Issue Price pursuant to this Section 3(a), as payment pursuant to Section 36a (1) AktG, to the Capital Increase Account and (iii) deliver to the Notary of a bank certificate (Einzahlungsbestätigung) in the form attached as Exhibit 2 hereto (the “Bank Certificate”), confirming such credit (Sections 188 (2), 36 (2), 36a (1) and 37 (1) AktG).

(ii)    Promptly upon receipt of the Subscription Certificate and of the Bank Certificate pursuant to this Section 3(a), the Company shall take all reasonable measures to effect the registration of the implementation (Durchführung) of the Capital Increase in the Commercial Register by no later than 1:00 p.m. CET on [●], 2021. Copies of all documents filed with the Commercial Register shall be delivered to the Settlement & Subscription Agent in pdf form. Promptly upon the registration of the implementation (Durchführung) of the Capital Increase in the Commercial Register, the Company shall, by telefax or pdf document attached to an email, furnish the Settlement & Subscription Agent with a copy of the registration notice of the Commercial Register and an excerpt from the Commercial Register in chronological order, each evidencing the Capital Increase.

(iii)    If the registration with the Commercial Register of the Capital Increase has not been effected by [11:59 p.m.] CET on [●], 2021, the Subscription Certificate for the Firm Shares shall expire, and the Settlement & Subscription Agent, in its own name but for the account of the several Underwriters, shall (if so directed by the Representatives on behalf of the several Underwriters) obtain repayment of the Issue Price for the Firm Shares by way of cancelling the credit of the Aggregate Issue Price for the Firm Shares to the Capital Increase Account. In such event, the Representatives, on behalf of the several Underwriters, may agree (in the Underwriters’ sole discretion) with the Company that the Underwriters, through the Settlement & Subscription Agent, submit a new Subscription Certificate for the Firm Shares (to expire in accordance with its terms on a date to be determined by the Representatives on behalf of the several Underwriters). If the Representatives, on behalf of the several Underwriters, and the Company have not agreed on the submission of a new Subscription Certificate for the Firm Shares on or prior to the second business day after expiration of the Subscription Certificate, all obligations of the Underwriters to subscribe for the Firm Shares and the obligation of the Underwriters to pay the Purchase Price pursuant to this Section 3 shall terminate. In this event, the reimbursement obligations of the Company pursuant to Section 5(h) and the provisions set out in Sections 8 and 10 of this Agreement shall remain in full force and effect.

(iv)    Promptly on the day on which the implementation (Durchführung) of the Capital Increase is registered in the Commercial Register, the Company shall deliver to the Settlement & Subscription Agent one global share certificate, in the form set forth as Exhibit 1, representing the Firm Shares. The Settlement & Subscription Agent agrees to, acting in its own name but for the account of the several Underwriters, promptly deliver the global share certificate to Clearstream Banking AG, Frankfurt am Main (“Clearstream”), and procure that the Firm Shares are credited to such securities account with a participant of Clearstream as the Depositary may designate so as to transfer title to the Firm Shares to the [custodian under the Deposit Agreement or the Depositary] on or prior to the Closing Date (as defined below) to enable the issuance and delivery by the Depositary of the Firm ADSs and ADRs evidencing the Firm ADSs to the Underwriters or investors, as the case may be, by way of book-entry.

(b)    In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional ADSs. The Company agrees to sell to the Underwriters, through the Settlement & Subscription Agent, acting in its own name and for the account of the several Underwriters, the number of Optional ADSs specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional ADSs in accordance with this Section 3(b). Such Optional ADSs may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm ADSs. No Optional Securities shall be sold or delivered unless the Firm ADSs previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional ADSs or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the

Company. The exercise notice shall specify (x) the date on which the Optional ADSs are to be subscribed for (the “Optional Shares Subscription Date”) (which may not be earlier than the First Closing Date and at least one business day after such exercise notice nor later than ten business days after the date of such exercise notice) and (y) the Optional Closing Date (which may not be earlier than [two] business days after such Optional ADSs Subscription Date).

(i)    Upon exercise of the option to purchase any or all Optional ADSs pursuant to this Section 3, on the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Optional ADSs that is in the same proportion as the number of Firm ADSs set forth opposite such Underwriter’s name bears to the total number of Firm ADSs (subject to adjustment by the Representatives to eliminate fractions) at the Purchase Price per Optional ADS. Further, each of the Underwriters agrees (i) to cause the Settlement & Subscription Agent, acting in its own name but for the account of the several Underwriters, to subscribe on the Optional Share Subscription Date for the Optional Shares in respect of which such option is exercised at the Issue Price per Optional Share and (ii) to authorize and cause the Settlement & Subscription Agent to pre-fund the Issue Price for each of the Optional Shares in respect of which such option is exercised by crediting, as of the Optional Shares Subscription Date, the Issue Price multiplied by the number of such Optional Shares (the “Optional Shares Aggregate Issue Price”, and the number of Optional Shares multiplied by the Purchase Price less the Optional Shares Aggregate Issue Price, the “Excess Optional Shares Proceeds Amount”) into the Capital Increase Account. The Settlement & Subscription Agent shall, subject to the conditions set forth herein, (i) subscribe for the Optional Shares as set out above and (ii) transfer the Optional Shares Aggregate Issue Price to the Capital Increase Account on the Optional Shares Subscription Date. Further, the Settlement & Subscription Agent shall, subject to the conditions set forth herein and the receipt of the corresponding payment from the Underwriters as set forth below, transfer the complete balance on the Capital Increase Account for the value of the relevant Optional Closing Date to the Company’s Account.

(ii)    For purposes of registering the capital increase representing the Optional Shares (the “Optional Capital Increase”) in the Commercial Register, the Settlement & Subscription Agent agrees to, subject to the conditions set forth herein and each by no later than 8:30 a.m. CET on the Optional Shares Subscription Date (i) deliver to the Notary an executed subscription certificate (Zeichnungsschein) in the form attached as Exhibit 1 hereto (the “Optional Shares Subscription Certificate”) dated the Optional Shares Subscription Date, duly signed in duplicate form pursuant to Section 185 of the AktG for the relevant Optional Shares such Optional Shares Subscription Certificate, in accordance with its terms, to expire at [11:59 p.m.] CET on the second business day following the Optional Shares Subscription Date unless the implementation (Durchführung) of the Optional Capital Increase has been registered with the Commercial Register by such time, (ii) effect payment of the Optional Shares Aggregate Issue Price pursuant to this Section 3(b), as payment pursuant to Section 36a (1) AktG, to the Capital Increase Account and (iii) deliver to the Notary of a bank certificate (Einzahlungsbestätigung) in the form attached as Exhibit 2 hereto (the “Optional Shares Bank Certificate”) confirming such credit (Sections 188 (2), 36 (2), 36a (1) and 37 (1) AktG).

(iii)    Promptly upon receipt of the Optional Shares Subscription Certificate and of the Optional Shares Bank Certificate pursuant to this Section 3(b), the Company shall take all reasonable measures to effect the registration of the implementation (Durchführung) of the Optional Capital Increase in the Commercial Register by no later than 1:00 p.m. CET on the business day immediately following the Optional Shares Subscription Date. Copies of all documents filed with the Commercial Register shall be delivered to the Settlement & Subscription Agent in pdf form. Promptly upon the registration of the implementation (Durchführung) of the Optional Capital Increase in the Commercial Register, the Company shall, by telefax or pdf document attached to an email, furnish the Settlement & Subscription Agent with a copy of the registration notice of the Commercial Register and an excerpt from the Commercial Register in chronological order, each evidencing the Optional Capital Increase.

(iv)    If the registration with the Commercial Register of the Optional Capital Increase has not been effected by [11:59 p.m.] CET on the second business day following the Optional Shares Subscription

Date, the Optional Shares Subscription Certificate shall expire, and the Settlement & Subscription Agent, in its own name but for the account of the several Underwriters, shall (if so directed by the Representatives on behalf of the several Underwriters) obtain repayment of the Issue Price for the Optional Shares by way of cancelling the credit of the Optional Shares Aggregate Issue Price for the Optional Shares to the Capital Increase Account. In such event, the Representatives, on behalf of the several Underwriters, may agree (in the Underwriters’ sole discretion) with the Company that the Underwriters, through the Settlement & Subscription Agent, submit a new Optional Shares Subscription Certificate for the Optional Shares (to expire in accordance with its terms on a date to be determined by the Representatives on behalf of the several Underwriters). If the Representatives, on behalf of the several Underwriters, and the Company have not agreed on the submission of a new Optional Shares Subscription Certificate for the Optional Shares on or prior to the second business day after expiration of the Optional Shares Subscription Certificate, all obligations of the Underwriters to subscribe for the Optional Shares and the obligation of the Underwriters to pay the Purchase Price pursuant to this Section 3(b) shall terminate. In this event, the reimbursement obligations of the Company pursuant to Section 5(h) and the provisions set out in Sections 8 and 10 of this Agreement shall remain in full force and effect.

(v)    Promptly on the day on which the implementation (Durchführung) of the Optional Capital Increase is registered in the Commercial Register, the Company shall deliver to the Settlement & Subscription Agent one global share certificate, in the form set forth as Exhibit 1, representing the Optional Shares in respect of which such option is exercised. The Settlement & Subscription Agent agrees to, acting in its own name but for the account of the several Underwriters, promptly deliver the global share certificate to Clearstream, and procure that such Optional Shares are credited to such securities account with a participant of Clearstream as the Depositary may designate so as to transfer title to such Optional Shares to the [custodian under the Deposit Agreement or the Depositary] on or prior to the relevant Optional Closing Date (as defined below) to enable the issuance and delivery by the Depositary of Optional ADSs and ADRs evidencing such Optional ADSs to the Underwriters or investors, as the case may be, by way of book-entry.

(c)    Payment for the ADSs shall be made (i) with respect to the Excess Proceeds Amount, subject to the conditions set forth herein, by wire transfer in immediately available funds in U.S. dollars to the Company’s Account [or another account specified by the Company to the Representatives and the Settlement & Subscription Agent by [●], 2021], (ii) with respect to the Aggregate Issue Price, in Euros to the Capital Increase Account on Subscription Date as specified above, (iii) with respect to the Excess Optional Shares Proceeds Amount, subject to the conditions set forth herein, by wire transfer in immediately available funds in U.S. dollars to the Company’s Account [or another account specified by the Company to the Representatives and the Settlement & Subscription Agent on the date of the exercise notice with respect to the Optional Shares], and (iv) with respect to the Optional Shares Aggregate Issue Price, in Euros, on the Optional Shares Subscription Date to the Capital Increase Account. The time and date of the payment of the Excess Proceeds Amount for the Firm Shares is referred to herein as the “First Closing Date”, and each time and date for such payment of the Excess Optional Shares Proceeds Amount for Optional Shares, if other than the First Closing Date, is herein referred to as the “Optional Closing Date” (the First Closing Date and each Optional Closing Date, if any, sometimes being referred to as a “Closing Date”). For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the ADSs sold pursuant to the offering.

(d)    Delivery of the ADSs shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. The Settlement & Subscription Agent must not instruct the Depositary to issue the Firm ADRs or Optional ADRs, as applicable, to the Underwriters prior to the confirmation of receipt of the Excess Proceeds Amount or Excess Optional Shares Proceeds Amount, as applicable, by the Company.

(e)    Solely for the purpose of calculating each of the Excess Proceeds Amount and the Excess Optional Shares Proceeds Amount in U.S. dollars, the Aggregate Issue Price or the Optional Shares Aggregate Issue Price, as the case may be, shall be converted from Euros into U.S. dollars by applying the exchange rate [which [●] can reasonably obtain at the time it converts U.S. dollars into a Euro amount] equal to the Aggregate Issue Price or the Optional Shares Aggregate Issue Price (as applicable).

(f)    The Underwriters are neither joint obligors (Gesamtschuldner) nor joint creditors (Gesamtgläubiger) and, independently from any legal co-ownership under German law with respect to the global share certificate(s) relating to Firm Shares or the Optional Shares, as the case may be, there shall be neither joint nor fractional co-ownership (weder Gesamthandseigentum noch Miteigentum nach Bruchteilen) among the Underwriters with regard to the Firm Shares or the Optional Shares.

(g)    Each of the Underwriters and the Company agrees to indemnify and hold harmless the Settlement & Subscription Agent from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which the Settlement & Subscription Agent may become subject in connection with the custody, subscription and settlement process and obligations arising therefrom, unless such losses, claims, damages and liabilities arise from willful misconduct (Vorsatz) or grossly negligent (grobe Fahrlässigkeit) conduct of the Settlement & Subscription Agent.

(h)    The Underwriters and the Company agree that the Shares are subscribed for solely for the purpose of placement of ADSs representing such Shares with investors in the Company’s interest. Furthermore, each Underwriter acknowledges and agrees that it will not act in concert with the other Underwriters in relation to the exercise of voting rights in relation to Shares or ADSs. Without limiting the foregoing, the Settlement & Subscription Agent and each Underwriter acknowledge and agree that, with respect to the Shares and the ADSs held by the Settlement & Subscription Agent for the account of such Underwriter, the Settlement & Subscription Agent shall comply with written instructions from such Underwriter regarding (x) the sale, transfer or other disposition of such Shares and ADSs and (y) with respect to each Underwriter, the exercise of voting rights attaching to or in respect of such Shares and ADSs. Any sale, transfer or other disposition of Shares or ADSs by the Settlement & Subscription Agent (in such capacity) pursuant to this Agreement shall be in its own name but on behalf and for the account of the several Underwriters.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the ADSs for sale to the public as set forth in the Final Prospectus.

5.    Certain Agreements of the Company. The Company agrees with the several Underwriters and the Settlement & Subscription Agent that:

(a)    Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 p.m., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b)    Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information (including any request for information concerning any Testing-the-Waters Communication), (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose or pursuant to Section 8A under the Act. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)    Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172, would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)    Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives thereof and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission. Neither the Representatives’ consent to, nor the Company’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(e)    Rule 158. As soon as practicable, the Company will make generally available to its security holders and the Representatives an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(f)    Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (four copies of which will be conformed copies, including all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the second business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g)    Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(h)    Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees with the several Underwriters that the Company will pay (i) any filing fees and other documented expenses incurred in connection with qualification of the Offered Securities for sale under state “blue sky” laws and the preparation and printing of memoranda relating thereto, (ii) the fees and expenses of the Company’s counsel and accountants, the costs and charges of any transfer agent, any registrar and any depositary (including the Depositary), (iii) reasonable and documented costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such review), (iv) reasonable and documented costs and expenses relating to investor presentations, any “road show” and any Testing-the-Waters Communication in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the cost of transportation in connection with the roadshow (provided that 50% of the costs of the chartering of airplanes shall be the responsibility of the Underwriters; it being understood that the other 50% of such costs shall be the responsibility of the Company), (v) fees and expenses incident to listing the ADSs on the New York Stock Exchange, American Stock Exchange, The Nasdaq Stock Market LLC and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (vi) costs and expenses in connection with printing certificates and ADRs evidencing the ADSs, (vii) costs and expenses, including any transfer taxes, payable in connection with the delivery of the Offered Securities to the Underwriters (viii) and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood, however, that (x) the fees and disbursements of the counsel for the Underwriters reimbursable under clauses (i) and (iii) shall not exceed in the aggregate $35,000, and (y) except as otherwise provided in this Section 5(i) and Section 8 hereof, the Underwriters shall be responsible for their own costs and expenses, including the fees of their counsel.

(i)    Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(j)    Absence of Manipulation. Neither the Company nor any of its affiliates will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities, including, for as long as any outstanding shares of capital stock of the Company are included in the Frankfurt Open Market at the request of or with approval of the Company, a violation of Articles 14 and 15 of the Market Abuse Regulation.

(k)    Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(l)    Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares, American Depositary Shares representing Ordinary Shares or any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares or American Depositary Shares representing Ordinary Shares (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) submit to or file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any of the foregoing actions, in each case without the prior written consent of the Representatives, except that the Company may

(1)

grant stock options or other equity grants to employees or eligible consultants, in each case pursuant to the terms of the Company’s equity incentive plans existing as of the First Closing Date and disclosed in the General Disclosure Package and Final Prospectus;

(2)

issue Lock-Up Securities pursuant to the exercise of such options or equity grants, or the exercise (including net exercise) of warrants to purchase Securities or the conversion of other convertible securities outstanding on the First Closing Date and described in the General Disclosure Package and the Final Prospectus;

(3)	issue Lock-Up Securities upon the exercise of any other employee or consultant stock options outstanding on the First Closing Date and described in the General Disclosure Package and Final Prospectus;

(4)	sell Lock-Up Securities to the extent permitted by this Agreement;

(5)

file one or more registration statements on Form S-8 relating to the Lock-Up Securities granted pursuant to the Company’s equity incentive plans existing as of the First Closing Date and disclosed in the General Disclosure Package and the Final Prospectus; and

(6)

issue Lock-Up Securities or any securities convertible into, or exercisable, or exchangeable for, Lock-Up Securities in connection with any acquisition or strategic investment (including any joint venture, strategic alliance, partnership with or cornerstone investment by a third party);

provided that in the case of clause (6) above such issuances, sales or deliveries shall not be greater than 5% of the total outstanding shares of common stock of the Company immediately following the completion of this offering of Offered Securities and, in the cases of clauses (2), (3), and (6) above, the recipients of such Lock-Up Securities agree to be bound by a lockup letter in the form executed by the officers of the Company pursuant to Section 7(h) hereof.

The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(m)    Agreement to Announce Lock-up Waiver. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(h) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service or through other means permitted by FINRA at least two business days before the effective date of the release or waiver.

(n)    Emerging Growth Company and Foreign Private Issuer Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company or a “foreign private issuer” (as defined in Rule 405) at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period.

(o)    Deposit of Shares. On or prior to each Closing Date, the Company will comply with the Deposit Agreement, including, without limitation, so that, assuming compliance by the Depositary with its obligations under the Deposit Agreement, (i) the Firm Shares or the Optional Shares, as the case may be, can be deposited with the custodian under the Deposit Agreement in accordance with the provisions of the Deposit Agreement and (ii) ADRs evidencing the relevant ADSs will be executed (and, if applicable, countersigned) and ADSs issued by the Depositary against receipt of the Firm Shares or the Optional Shares, as the case may be, and delivered to the [Underwriters] at the applicable Closing Date.

6.    Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing

Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)    Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of KPMG Wirtschaftsprüfungsgesellschaft confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in the form and substance satisfactory to the Representatives (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letters shall be a date no more than three days prior to such Closing Date).

(b)    Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, which, in the judgment of the Representatives (after consultation with the Company) is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities, convertible securities or preferred securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities of the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S., German or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives (after consultation with the Company), impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market or the Frankfurt Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market (other than in connection with the voluntary delisting of Ordinary Shares from the Frankfurt Stock Exchange); (vi) any moratorium on commercial banking activities declared by any U.S. federal, New York or German authorities; (vii) a material disruption of settlements of securities, payment or clearance services in the United States or Germany or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Germany, any declaration of war by the U.S. Congress or German government or any other national or international calamity or emergency if, in the judgment of the Representatives (after consultation with the Company), the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)    Opinion and 10b-5 Statement of Counsel for the Company. The Representatives and the Settlement & Subscription Agent shall have received an opinion and 10b-5 statement, dated such Closing Date, of Sullivan & Cromwell LLP, United States and German counsel for the Company, in the forms attached hereto as Exhibit A.

(e)    Opinion and 10b-5 Statement of Counsel for Underwriters. The Representatives shall have received from Cravath, Swaine & Moore LLP, United States counsel for the Underwriters, such opinion or opinions and 10b-5 statement, dated such Closing Date, with respect to such matters as the Representatives may require. The Representatives shall have received from Hengeler Mueller Partnerschaft von Rechtsanwälten mbB, German counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require. The Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)    Opinion of Counsel for the Depositary. The Representatives shall have received an opinion, dated such Closing Date, of Emmet, Marvin & Martin, LLP, counsel for the Depositary, at the request of the Depositary, in form and substance satisfactory to the Representatives.

(g)    Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 456(a) or (b); and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, or properties of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(h)    Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup agreements in the form set forth on Exhibit C hereto from each executive officer and director of the Company specified in Schedule C to this Agreement.

(i)    Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement, and the Deposit Agreement shall be in full force and effect on each Closing Date and shall not be terminated, rescinded or revoked. The Company, the [Settlement & Subscription Agent], the custodian under the Depositary Agreement and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the ADSs representing such Shares in accordance with the Deposit Agreement. The Depositary shall have furnished or caused to be furnished to the Representatives on such Closing Date, a certificate satisfactory to the Representatives evidencing the deposit with it or the custodian under the Deposit Agreement of the Shares being so deposited against issuance of the ADSs to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of the corresponding ADRs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(j)    Commercial Register Excerpts. The Company shall have delivered to the Representatives and the Settlement & Subscription Agent, in accordance with, and at the time provided for, in Section 3(a) hereof, in case of the Firm Shares to be issued on the Closing Date, and Section 3(b) hereof, in case of any Optional Shares to be issued on the Optional Closing Date, (A) a duly executed global share certificate evidencing the Firm Shares or the Optional Shares, as the case may be and (B) an excerpt from the Commercial Register, pertaining to the Company evidencing the Company being duly organized and validly existing and the implementation (Durchführung) of the Capital Increase or Optional Capital Increase represented by the Firm Shares or the Optional Shares, as the case may be.

(k)    FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

(l)    Listing. The ADSs shall have been approved to be listed on the Nasdaq Stock Market.

(m)  DTC. The ADSs shall be eligible for clearance and settlement through the facilities of DTC.

(n)    FinCEN Certificate. On or before the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network (“FinCEN”) from the Company in form and substance reasonably satisfactory to the Representatives, along with such additional supporting documentation as the Representatives have requested in connection with the verification of the foregoing certificate.

(o)    [CFO Certificate. On the date hereof and each Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Representative, of a principal financial or accounting officer of the Company with respect to certain financial data contained in the General Disclosure Package and the Registration Statements, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.]

(p)    Good Standing. The Representatives shall have received on and as of such Closing Date (x) excerpts from the Commercial Register, pertaining to the Company’s subsidiaries organized in Germany evidencing each such subsidiary being duly organized and validly existing and (y) with respect to the Company’s other subsidiaries, satisfactory evidence of the good standing (or equivalent status) of such subsidiaries in their respective jurisdictions of organization and their good standing (or equivalent status) in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(q)    No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of such Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Closing Date, prevent the sale of the Offered Securities.

The Company will furnish the Representatives with such number of opinions, certificates, letters and documents as the Representatives reasonably request and conformed copies of documents delivered pursuant to this Section 7 as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.    Indemnification and Contribution. (a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any other materials or information in the General Disclosure Package or any road show (as defined in Rule 433(h) under the Securities Act (a “road show”)) or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)    Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Written Testing-the-Waters Communication or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information contained in the fourth, fourteenth and fifteenth paragraphs under the caption “Underwriting”.

(c)    Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which counsel shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (not to be unreasonably withheld, conditioned or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)    Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.    Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.    Termination.

(a)    The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or The Nasdaq Stock Market or the Frankfurt Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market (other than in connection with the voluntary delisting of Ordinary Shares from the Frankfurt Stock Exchange), (iii) any moratorium on commercial banking activities shall have been declared by U.S. federal, New York or German authorities, (iv) a material disruption of settlements of securities, payment or clearance services in the United States or Germany shall have occurred, or (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Germany, or any declaration of war by the U.S. Congress or German government or any other national or international calamity or emergency, which, in the judgment of the Representatives (after consultation with the Company) is material and adverse and which makes it, in the judgment of the Representatives (after consultation with the Company) impractical or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

(b)    In case this Agreement is terminated prior to the filing of the application of the registration of the implementation of the Capital Increase or the Optional Capital Increase to the Commercial Register, the Company undertakes not to apply for the registration of the Capital Increase or the Optional Capital Increase, as the case may be, to the Commercial Register and shall return the Subscription Certificate for the Firm Shares or the Optional Shares Subscription Certificate for the Optional Shares, as applicable, together with the Bank Certificate or the Optional Shares Bank Certificate, as applicable, and release any funds already credited to the Capital Increase Account.

(c)    In case this Agreement is terminated after the filing of the application of the registration of the implementation of the Capital Increase or the Optional Capital Increase to the Commercial Register, the Company undertakes to immediately use its best efforts to withdraw such application and to avoid the registration.

(d)    In case this Agreement is terminated after registration of the Capital Increase or the Optional Capital Increase in the Commercial Register or at a time at which the application for the registration of the Capital Increase or the Optional Capital Increase with the Commercial Register can no longer be withdrawn, or if the Capital Increase or the Optional Capital Increase is registered with the Commercial Register after termination of this Agreement for other reasons, the following procedure shall apply:

(i)    During a period not exceeding five business days after the termination of this Agreement, the Company shall discuss with the Underwriters whether, and for what period, the offer and sale of the ADSs shall be postponed or whether the Company may designate one or more third parties (including shareholders of the Company) to purchase the ADSs or Shares, in each case subject to mandatory provisions of the AktG and the articles of association of the Company. The proceeds from such sale will be transferred to the Company after deducting (1) (x) the Aggregate Issue Price (in the case of the sale of any Firm Shares or Firm ADSs) or (y) the Optional Shares Aggregate Issue Price (in the case of the sale of any Optional Shares or Optional ADSs), (2) any excess of the sale proceeds over the product of (x) the Purchase Price and (y) the number of ADSs or Shares that have been sold, and (3) expenses incurred pursuant to this Agreement, in connection with the financing of the Aggregate Issue Price or the Optional Shares Aggregate Issue Price, as the case may be, and in connection with the subscription for and sale of the ADSs or Shares. The obligation of the Company to reimburse for other expenses and the indemnity obligations of the Company under this Agreement shall remain unaffected. It is understood by the Company that this Section 10(d) does not constitute a commitment by the Underwriters to sell any ADSs or Shares to any such designated third parties and that such commitment will exist only if and when such third parties, and at the election of the Underwriters, the Company, enter into definitive arrangements with the Underwriters.

(ii)    If the Company and the Underwriters fail to agree on a procedure to be applied within a period of five business days after termination of this Agreement, or if none of the transactions as contemplated under Section 10(d)(i) hereof has taken place within one month after termination of this Agreement, the Underwriters may sell the ADSs or Shares at their sole discretion using their commercially reasonable efforts to broadly place such ADSs or Shares, subject to mandatory provisions of the AktG and applicable law, and subject to the inclusion of any securities law legends on any such ADSs or Shares as in the opinion of counsel for the Underwriters may be necessary. The proceeds from such sale will be transferred to the Company after deducting (1) (x) the Aggregate Issue Price (in the case of the sale of any Firm Shares or Firm ADSs) or (y) the Optional Shares Aggregate Issue Price (in the case of the sale of any Optional Shares or Optional ADSs), (2) any excess of the sale proceeds over the product of (x) the Purchase Price and (y) the number of ADSs or Shares that have been sold, and (3) other than in connection with a termination pursuant to Section 9, expenses incurred pursuant to this Agreement, in connection with the financing of the Aggregate Issue Price or the Optional Shares Aggregate Issue Price, as the case may be, and in connection with the subscription for and sale of the ADSs or Shares. The Company shall receive the remainder of the proceeds (if any). The obligation of the Company to reimburse for expenses not covered by the proceeds and the indemnity obligations of the Company under this Agreement shall remain unaffected.

(iii)    If Shares have already been transferred from the Settlement & Subscription Agent to the Depositary and been registered in the Depositary’s name, the Company shall use its best efforts to assist the Underwriters in effecting the transfer of such Shares to the Settlement & Subscription Agent or any other agent designated by the Underwriters.

(iv)    In case of a termination of this Agreement after registration of the Capital Increase or the Optional Capital Increase in the Commercial Register or at a time at which the application for the registration of the Capital Increase or the Optional Capital Increase, as applicable, with the Commercial Register can no longer be withdrawn the Underwriters shall, subject to applicable law, in particular § 57 AktG, be entitled to reimbursement from the Company for all reasonable and documented costs and expenses incurred in connection with the procedures undertaken pursuant to this Section 10.

11.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD; Jefferies LLC, 520 Madison Avenue, New York, N.Y. 10022, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Mynaric AG, Dornierstraße 19, 82205 Gilching, Germany, Attention: Stefan Berndt-von Bülow (Chief Financial Officer), with a copy to Sullivan & Cromwell LLP, Neue Mainzer Straße 52, 60311 Frankfurt, Germany, Attention: Krystian M. Czerniecki; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

14.    Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives, jointly or by Credit Suisse, will be binding upon all the Underwriters.

15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Any signature to this agreement may be delivered by facsimile, electronic mail (including .pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this agreement. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute the Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

16.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)    Arms’ Length Negotiations. The price of the ADSs set forth in this Agreement was established by Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    Absence of Obligation to Disclose. The Company has been advised that the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)    Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

17.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Puglisi & Associates, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

18.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19.    Waiver of Jury Trial. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.    Recognition of the U.S. Special Resolution Regimes.

(i)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representatives’ and the Settlement & Subscription Agent’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the several Underwriters and the Settlement & Subscription Agent in accordance with its terms.

Very truly yours,

MYNARIC AG

By
[Insert title]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

JEFFERIES LLC

By:
Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters.

QUIRIN PRIVATBANK AG

By:
	Name:	Name:
	Title:	Title

Acting as the Settlement & Subscription Agent

SCHEDULE A

Underwriter	Total Number of Firm ADSs to be Purchased
Credit Suisse Securities (USA) LLC
Jefferies LLC
Canaccord Genuity LLC
Beech Hill Securities, Inc

Total

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1. [List documents]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

[1. The initial price to the public of the ADSs.

2. [List other information]]

SCHEDULE C

Lock-Up Agreements

Bulent Altan

Stefan Berndt-von Bülow

Joachim Horwath

Dr. Manfred Krischke

Peter Müller-Brühl

Steve Geskos

Hans Königsmann

Vincent Wobbe

Exhibit A

Form of Opinion of Counsel to the Company

[See attached]

Exhibit B

Form of Press Release

Mynaric AG

[Date]

Mynaric AG (the “Company”) announced today that Credit Suisse and Jefferies, the lead book-running managers in the Company’s recent public sale of [●] American Depositary Shares, representing an aggregate of [●] ordinary bearer shares of the Company, are [waiving] [releasing] a lock-up restriction with respect to [●] American Depositary Shares representing [●] ordinary bearer shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 20[●], and the American Depositary Shares and ordinary shares represented thereby may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit C

Form of Lock-Up Agreement

[Insert date]

Mynaric AG

Dornierstraße 19

82205 Gilching

Germany

CREDIT SUISSE SECURITIES (USA) LLC

JEFFERIES LLC

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Jefferies LLC

520 Madison Avenue

New York, N.Y. 10022

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made that is intended to result in the establishment of a public market for American Depositary Shares (the “ADSs”) representing ordinary bearer shares (no-par value shares) with a pro rata amount of the share capital attributable to each ordinary bearer share (auf die einzelne Aktie entfallender anteiliger Betrag des Grundkapitals) of €1.00 each (“Ordinary Shares” and, together with ADSs, the “Securities”) of Mynaric AG, a stock corporation (Aktiengesellschaft) under the laws of the Federal Republic of Germany, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, and will not cause any direct or indirect affiliate to, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement (including without limitation, any short sale or other purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition (whether by the undersigned or someone other than the undersigned) that transfers, in whole or in part, any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Securities or securities convertible into or exchangeable or exercisable for any of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Jefferies LLC (together, the “Representatives”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. Furthermore, the undersigned confirms that it has furnished the Representatives with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Lock-Up Agreement if it had been entered into by the undersigned during the Lock-Up Period.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

Any Securities or securities convertible into or exchangeable or exercisable for any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned after the Public Offering Date in the open market will not be subject to this Lock-Up Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Securities (i) acquired in open market transactions after the Public Offering Date, provided that no filing or report by any party under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other public announcement, shall be required or shall be voluntarily made in connection with such transfer, (ii) by will or intestacy or for estate planning purposes, to an immediate family member of the undersigned, or to a trust or an entity beneficially owned and controlled by the undersigned, provided in each case that the transferee or transferees agree to be bound in writing by the restrictions set forth herein prior to such transfer, no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer and any such transfer shall not involve a disposition for value, or (iii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Furthermore, the restrictions set forth in this Lock-Up Agreement will not apply to the sale or tender to the Company by the undersigned of any ADSs or Shares acquired by the exercise of any of the undersigned’s rights to acquire any ADSs or Shares issued pursuant to any share option or similar equity incentive or compensation plan of the Company (collectively, the “Equity Incentive Grants”) or withholding by the Company of any such ADSs or Shares for tax withholding purposes in connection with the vesting of Equity Incentive Grants that are subject to a taxable event upon vesting, provided that in each case, such plan is in effect as of Public Offering Date as disclosed in the prospectus for the Offering, and provided further that any ADSs or Shares issued upon exercise of such Equity Incentive Grants shall be subject to the restrictions set forth in this Lock-Up Agreement.

In furtherance of the foregoing, the Company, its transfer agent and registrar and any depositary appointed for the registration or transfer of ADSs are hereby authorized to decline to make any transfer of Securities or securities convertible into or exchangeable or exercisable for any Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities or securities convertible into or exchangeable or exercisable for any Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before [insert date]. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

By:
(duly authorized signature)

Name:
(please print full name)

Address:

Exhibit 1

Form of Subscription Certificate

Exhibit 2

Form of Bank Certificate